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                                                                    Exhibit 21.1
                                  SUBSIDIARIES

Name:                                       Jurisdiction:
-----                                       ------------
Pharmion BV                                 Netherlands

Pharmion Ltd.                               United Kingdom

Pharmion Pty. Ltd.                          Australia

Pharmion Germany GmbH                       Germany

Pharmion SL                                 Spain

Pharmion France SARL                        France

Pharmion Developpement S.A.S.               France

Pharmion Finland OY                         Finland

Pharmion AB                                 Sweden

Pharmion AS                                 Norway

Pharmion APS                                Denmark

Pharmion GmbH                               Switzerland

Pharmion International Ltd.                 Thailand

Pharmion Holdings Ltd.                      United Kingdom

Pharmion SRL                                Italy